UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-230353	46-1981974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

Arcturus Therapeutics Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On June 12, 2019 (the “Effective Time”), Arcturus Israel redomiciled as a Delaware corporation (the “Redomiciliation”), following the completion of the actions contemplated by the Exchange Agreement (the “Exchange Agreement”), dated as of February 8, 2019, between Arcturus Therapeutics, Ltd., a public company limited by shares incorporated under the laws of the State of Israel (“Arcturus-Israel”) and Arcturus Therapeutics Holdings Inc., a Delaware corporation (the “Company”). Following the Redomiciliation, the Company became the successor issuer to Arcturus-Israel. This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On February 8, 2019, the board of directors of Arcturus-Israel approved the Redomiciliation and the entry by Arcturus-Israel into the Exchange Agreement, dated as of February 8, 2019, between Arcturus Israel and the Company, the adoption of which was approved by shareholders of Arcturus Israel on May 17, 2019. In connection therewith, all issued ordinary shares and options to purchase ordinary shares of Arcturus Israel as of immediately prior to the effective time of the Redomiciliation were exchanged with the Company on a one-for-one basis for newly issued shares of Common Stock and options to purchase shares of Common Stock. On February 11, 2019, the Company submitted to the District Court of the Tel-Aviv (the “Israel Court”) a request according to sections 350-351 of the Companies Law, to order the convening of a meeting of shareholders to approve the Redomiciliation. The meeting of shareholders was held on May 17, 2019. On June 10, 2019, the Israel Court approved the Redomiciliation, which was effected on June 12, 2019 (the “Effective Date”), and, at such time, the ordinary shareholders of Arcturus-Israel became stockholders of the Company and holders of options to purchase Arcturus-Israel ordinary shares became holders of options to purchase Common Stock of the Company. Accordingly such stockholders’ and optionholders’ rights are now governed by Delaware law and the Company’s certificate of incorporation and bylaws.

As a result of the Redomiciliation, the Company became the successor issuer to Arcturus-Israel pursuant to Section 12g-3(a) of the Exchange Act, and, as a result, the Common Stock is deemed registered under Section 12(b) of the Exchange Act.

The Common Stock was approved for listing on Nasdaq and began trading on June 13, 2019 under the symbol “ARCT,” the same symbol under which Arcturus-Israel previously traded prior to the Effective Time.

The foregoing description of the Redomiciliation and the Exchange Agreement do not purport to be complete and are qualified in their entirety to the full text of the Exchange Agreement, which is filed as Exhibit 2.1 and which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time, each ordinary share of Arcturus Israel issued and outstanding immediately prior to the Effective Time was exchanged for one share of Common Stock and is governed by the Company’s certificate of incorporation and bylaws, filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, which exhibits are incorporated herein by reference. A description of the Common Stock and the rights of holders of Common Stock is included in the Company’s Registration Statement on Form S-4 (File No. 333-230353) under the captions “Description of Arcturus-Delaware Capital Stock” and “Comparison of Rights of Israel Shareholders and Delaware Stockholders” and is incorporated herein by reference. In addition, the information set forth in Item 1.01--Exchange Agreement and Item 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Upon consummation of the redomiciliation, the directors of the Company are the same as the directors of Arcturus Israel:

Name	Age	AC	CC	NCGC
James Barlow	61	C	X	X
Dr. Peter Farrell	77	X	X	C
Dr. Magda Marquet	60	X	C	X
Joseph E. Payne	47
Andrew Sassine	54

AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
C	Committee Chairperson

Upon consummation of the redomiciliation, the officers of the Company are the same as the officers of Arcturus Israel:

Name	Age	Position(s)
Joseph E. Payne	47	President and Chief Executive Officer
Andrew Sassine	54	Chief Financial Officer
Dr. Padmanabh Chivukula	40	Chief Scientific Officer and Chief Operating Officer

Joseph E. Payne is the President and Chief Executive Officer of Arcturus Therapeutics Holdings Inc. He serves on Arcturus’s Board since March 2013. He brings with him an exceptional track record of ushering novel therapeutics to the clinic including targeted RNA medicines utilizing lipid-mediated delivery technologies. Joseph’s background includes over 20 years of successful drug discovery experience at Merck Research Labs, DuPont Pharmaceuticals, Bristol-Myers Squibb, Kalypsys, and Nitto as evidenced by over 40 publications and patents, and several investigational new drug (IND) clinical candidates. His academic training includes a Bachelor’s Degree in Chemistry, magna cum laude from Brigham Young University, a Master of Science in Synthetic Organic Chemistry from the University of Calgary and Executive Training Certification from MIT Sloan School of Management.

Dr. Padmanabh Chivukula is the Chief Scientific Officer and Chief Operating Officer of Arcturus Therapeutics Holdings Inc. Dr. Chivukula has an exceptional and technically solid foundation in nanoparticle technology. Prior to Arcturus, from 2008 until February 2013, Dr. Chivukula was employed by Nitto, where his titles included Group Leader and Chief Scientist. Dr. Chivukula brings over 15 years of experience in drug delivery and therapeutic drug development, including leading the polymeric RNAi research department at Nitto. Dr. Chivukula has a Ph.D. in Pharmaceutical Chemistry from the University of Utah where he specialized in nanoparticle technology.

Dr. Peter Farrell is the founder, former long-term CEO and current Chairman of ResMed Inc. (NYSE:RMD). Dr. Farrell has been Chairman and a director of ResMed since 1989, when the company began as a management buyout of sleep technology from Baxter Healthcare. Peter was previously Foundation Director of the University of New South Wales (UNSW) Graduate School for Biomedical Engineering (1978-89) while simultaneously serving as Vice President of Research & Development for Baxter Healthcare in Tokyo (1984-89). Dr. Farrell served on the board of directors of NuVasive, Inc., a company focused on the surgical treatment of spine disorders. Dr. Farrell serves on the board of trustees of The Scripps Research Institute in La Jolla and is Chairman of the Boston-based POC NMR diagnostic company, WaveGuide. Dr. Farrell is a fellow or honorary fellow of several professional bodies, including the US National Academy of Engineering. He was inducted as 1998 San Diego Entrepreneur of the Year for Health Sciences, 2001 Australian Entrepreneur of the Year and 2005 US National Entrepreneur of the Year for Health Sciences. Peter was appointed to the Executive Council of the division of Sleep Medicine at Harvard Medical School in 1998, was appointed Vice Chairman in 2000 (2000-2010), became Chairman in 2010 and served in that capacity for three years. He is on various academic advisory boards including UCSD’s Jacobs School of Engineering, where he was named the 2012 Gordon Fellow, UCSD’s Rady Business School and the MIT Dean of Engineering’s Advisory Council. Peter holds a B.E. with honors in chemical engineering from the University of Sydney, an SM in chemical engineering from MIT, a PhD in bioengineering from the University of Washington, Seattle, and a DSc from UNSW for research which resulted in improved treatment for both hemodialysis and peritoneal dialysis patients.

Andrew Sassine serves on the Board of Directors of Nasdaq listed iCAD Inc. (ICAD) and Nasdaq listed Gemphire Therapeutics, Inc. (GEMP). iCAD Inc. is a leading provider of advanced image analysis, workflow solutions and radiation therapy for early detection and treatment of cancer. Gemphire Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on delivering and commercializing therapies for the treatment of cardiovascular disease and Non-alcoholic steatohepatitis. He also is Chairman of the Board of privately held ComHear Inc., a digital audio software and device company. Mr. Sassine previously served on the board of Acorn Energy, Inc., CNS Response, Inc. and FluoroPharma Medical, Inc., (FMPI). Mr. Sassine served in various positions at Fidelity Investments from 1999 to 2012, including, most recently as Portfolio Manager. Between 2004 and 2011, he managed the Fidelity Small Cap Stock Fund, the Fidelity International Small Cap Opportunities Fund and the Fidelity Advisor International Small Cap Opportunities Fund. Mr. Sassine joined Fidelity as a high yield research analyst, covering the Telecommunications, Satellite, Technology, Defense and Aerospace, and Restaurant Industries and in 2001, joined the international group as a research analyst covering small and mid-cap international stocks. Prior to joining Fidelity, he served as a vice president in the Acquisition Finance Group at Fleet National Bank. Mr. Sassine has been a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors since 2009 and served on the Board of Trustees at the Clarke Schools for Hearing and Speech between 2009 and 2014. Mr. Sassine earned a Bachelor of Arts degree at the University of Iowa in 1987 and an MBA from the Wharton School at the University of Pennsylvania in 1993.

James Barlow is a member of the Board of Directors of NAHS Holding, Inc., an Employee Stock Ownership Plan company, whose affiliates provide post-acute care, subacute care, short and long-term rehabilitation, and skilled nursing in the United States. Mr. Barlow is a C-level financial executive with more than 30 years of experience leading teams in the successful strategic achievement of financial and operational goals, and expertise in domestic and international operations, financial planning, forecasting and reporting, restructurings, business development and integrations, treasury and investor relations. As an Executive Officer (Principal Accounting Officer) at Allergan, Inc. from January 2002 to March 2015, he oversaw financial due diligence, integration and structuring for all significant asset purchases, sales, business combinations and licensing transactions, the spin-off of Advanced Medical Optics, the $3.3 billion acquisition of Inamed Corporation and more than $4.5 billion in other transactions. He ensured consistent application of corporate policies and procedures and alignment with global reporting and corporate compliance requirements, made recommendations globally to improve financial operations and participated in robust financial planning/forecasting activities. Prior to joining Allergan, Mr. Barlow served as Chief Financial Officer of Wynn Oil Company, a division of Parker Hannifin Corporation, during 2001, Treasurer and Controller of Wynn’s International, Inc. from 1990 to 2000 and Vice President and Controller of Ford Equipment Leasing Company from 1986 to 1990. From 1983 to 1985 Mr. Barlow worked for the accounting firm Deloitte Haskins and Sells. Mr. Barlow received a Bachelor of Science degree in Accounting, graduating magna cum laude, from Brigham Young University and a Master of Accountancy, graduating with honors—high distinction, from Brigham Young University. He is a certified public accountant (inactive).

Dr. Magda Marquet is an experienced and highly-regarded leader in the life sciences industry with a very successful track record in entrepreneurship. She has a true passion for creating a winning corporate culture of innovation and expertise in strategic growth and corporate governance. She co-founded Althea Technologies in 1998, and led the company as co-CEO for ten years. Althea Technologies was successfully acquired by Ajinomoto in 2013. As of today, Dr. Marquet remains as Chairman of the Board of the new entity, Aji Bio-Pharma, a leading global contract development and manufacturing organization. She is also the co-Founder of AltheaDx, a commercial stage precision medicine company with the world’s leading pharmacogenomics test for anxiety and depression. She is co-Founder and co-CEO of ALMA Life Sciences, an early stage investment firm focusing on the creation and growth of innovative healthcare companies with an overall focus on prevention. In addition, Dr. Marquet serves as a Board member of Senté, Matrisys Bioscience, HUYA and Independa. She is an advisor to Mesa Verde Venture Partners and City National Bank. Dr. Marquet plays a pivotal role in developing San Diego’s entrepreneurial ecosystem where she serves on several non-profit boards, including BIOCOM, CONNECT, EDC and Moores Cancer Center at UC San Diego. Dr. Marquet has over three decades of experience in the biotechnology industry in the United States and Europe. Prior to starting Althea Technologies, Dr. Marquet held management positions at Vical, Amylin Pharmaceuticals, Protein Polymer Technologies, Syntro Corporation and Transgene. She holds a Ph.D. in Biochemical Engineering from INSA/University of Toulouse, France. Dr. Marquet has received numerous awards throughout her career including the 2005 Regional Ernst & Young Entrepreneur of the Year award in the Life Sciences category, the Athena Pinnacle award, the Most Admired CEO award from the San Diego Business Journal, and the Director of the Year award (Corporate Governance) from the Corporate Directors Forum. Under her leadership, Althea Technologies received several Best Companies to Work For awards. Dr. Marquet is the first woman to be inducted into the CONNECT Entrepreneur Hall of Fame.

Employment Agreements

On June 13, 2019, the Company entered into an Employment Agreement (the “Payne Agreement”) with Joseph Payne, the Company’s President and Chief Executive Officer. The Payne Agreement provides for the following compensation and benefits to Mr. Payne:

•	An annual base salary of $450,000, paid in bi-monthly installments.

•	An annual bonus of up to 60% of annual base salary. The bonus will be subject to the achievement of certain criteria, as determined by the board and compensation committee.

•	Reimbursement of travel and other expenses incurred by Mr. Payne in connection with his service as President and Chief Executive Officer.

•

For termination without cause or resignation for good reason unrelated to change in control of the Company, Mr. Payne will be entitled to receive (i) severance pay in the form of continuation of payment installments of Mr. Payne’s final base salary for 12 months, (ii) a pro rata portion of his annual bonus (as calculated by the compensation committee and board at the end of the bonus period and paid in a lump sum when annual bonuses are paid to other executive officers), and (iii) payment of certain health insurance coverage premiums (COBRA) for up to 18 months following his termination of employment.

•

For termination without cause or resignation for good reason in connection with a change in control of the Company, Mr. Payne will be entitled to receive a lump sum severance payment equal to (i) one year’s annual base salary, (ii) an amount equal to his target annual bonus for the year of termination and (iii) an amount equal to a pro rata portion of his target annual bonus for the year of termination. Mr. Payne will also be entitled to payment of certain health insurance coverage premiums (COBRA) for up to 18 months following termination. In addition, Mr. Payne’s unvested option awards and any other unvested time-based vesting equity awards then held by him will accelerate and become immediately vested and exercisable, if applicable, and no longer subject to repurchase, if applicable, upon such termination and will remain exercisable, if applicable, following Mr. Payne’s termination as set forth in the applicable equity award.

The foregoing description of the Payne Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 13, 2019, the Company entered into an Employment Agreement (the “Sassine Agreement”) with Andy Sassine, the Company’s Chief Financial Officer. The Sassine Agreement provides for the following compensation and benefits to Mr. Sassine:

•	An annual base salary of $375,000, paid in bi-monthly installments.

•	An annual bonus of up to 40% of annual base salary. The bonus will be subject to the achievement of certain criteria, as determined by the board and compensation committee.

•	Reimbursement of travel and other expenses incurred by Mr. Sassine in connection with his service as Chief Financial Officer.

•

For termination without cause or resignation for good reason unrelated to change in control of the Company, Mr. Sassine will be entitled to receive (i) severance pay in the form of continuation of payment installments of Mr. Sassine’s final base salary for 9 months, (ii) a pro rata portion of his annual bonus (as calculated by the compensation committee and board at the end of the bonus period and paid in a lump sum when annual bonuses are paid to other executive officers), and (iii) payment of certain health insurance coverage premiums (COBRA) for up to 9 months following his termination of employment.

•

For termination without cause or resignation for good reason in connection with a change in control of the Company, Mr. Sassine will be entitled to receive a lump sum severance payment equal to (i) one year’s annual base salary, (ii) an amount equal to his target annual bonus for the year of termination and (iii) an amount equal to a pro rata portion of his target annual bonus for the year of termination. Mr. Sassine will also be entitled to payment of certain health insurance coverage premiums (COBRA) for up to 12 months following termination. In addition, Mr. Sassine’s unvested option awards and any other unvested time-based vesting equity awards then held by him will accelerate and become immediately vested and exercisable, if applicable, and no longer subject to repurchase, if applicable, upon such termination and will remain exercisable, if applicable, following Mr. Sassine’s termination as set forth in the applicable equity award.

The foregoing description of the Sassine Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

On June 13, 2019, the Company entered into an Employment Agreement (the “Chivukula Agreement”) with Dr. Padmanabh Chivukula, the Company’s Chief Scientific Officer and Chief Operating Officer. The Chivukula Agreement provides for the following compensation and benefits to Dr. Chivukula:

•	An annual base salary of $370,000, paid in bi-monthly installments.

•	An annual bonus of up to 40% of annual base salary. The bonus will be subject to the achievement of certain criteria, as determined by the board and compensation committee.

•	Reimbursement of travel and other expenses incurred by Dr. Chivukula in connection with his service as Chief Scientific Officer and Chief Operating Officer.

•

For termination without cause or resignation for good reason unrelated to change in control of the Company, Dr. Chivukula will be entitled to receive (i) severance pay in the form of continuation of payment installments of Dr. Chivukula’s final base salary for 12 months, (ii) a pro rata portion of his annual bonus (as calculated by the Compensation Committee and Board at the end of the bonus period and paid in a lump sum when annual bonuses are paid to other executive officers), and (iii) payment of certain health insurance coverage premiums (COBRA) for up to 18 months following his termination of employment.

•

For termination without cause or resignation for good reason in connection with a change in control of the Company, Dr. Chivukula will be entitled to receive a lump sum severance payment equal to (i) one year’s annual base salary, (ii) an amount equal to his target annual bonus for the year of termination and (iii) an amount equal to a pro rata portion of his target annual bonus for the year of termination. Dr. Chivukula will also be entitled to payment of certain health insurance coverage premiums (COBRA) for up to eighteen (18) months following termination. In addition, Dr. Chivukula’s unvested option award and any other unvested time-based vesting equity awards then held by him will accelerate and become immediately vested and exercisable, if applicable, and no longer subject to repurchase, if applicable, upon such termination and will remain exercisable, if applicable, following Dr. Chivukula’s termination as set forth in the applicable equity award.

The foregoing description of the Chivukula Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

2019 Omnibus Equity Incentive Plan

On June 13, 2019, the Company adopted the 2019 Omnibus Equity Incentive Plan (the “2019 Plan”). The purpose of the 2019 Plan is to allow non-employee directors and selected employees, officers and consultants (“Grantees”) to acquire equity ownership in the Company, thereby strengthening their commitment to the Company’s success and incentivizing their efforts on behalf of the Company. The 2019 Plan is also intended to assist the Company in attracting new Grantees and retaining existing Grantees. Finally, the 2019 Plan supports and increases our ability to facilitate the sustained progress, growth and profitability of the Company.

The total number of shares available for grant under the plan is 2,600,000, subject to adjustment.

The compensation committee of our board of directors (the “Committee”) administers the 2019 Plan and has full power to grant stock options and common stock, construe and interpret the 2019 Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, as it believes reasonable and proper. Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the 2019 Plan is final and conclusive. The Committee, in its absolute discretion, may award common stock to employees, consultants, and directors of the Company, and such other persons as the Committee may select, and permit holders of options to exercise such options prior to full vesting.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, equitable adjustment will be made to the aggregate number and kind of shares subject to stock options which may be granted under the 2019 Plan.

The Committee may at any time, and from time to time, suspend or terminate the 2019 Plan in whole or in part or amend it from time to time in such respects as it may deem appropriate and in our best interest.

The 2019 Plan will be presented to stockholders for approval at the Company’s next annual meeting of stockholders.

The foregoing description is qualified in its entirety by reference to the text of the 2019 Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Redomiciliation, the Company’s board of directors approved the Company’s certificate of incorporation (“Certificate of Incorporation”) and bylaws (the “Bylaws”). There are differences between Arcturus-Israel’s articles of association and the Company’s Certificate of Incorporation and Bylaws as they are in effect after the Redomiciliation, especially relating to changes (i) that are required by Delaware law (i.e., certain provisions of the Arcturus-Israel articles of association were not replicated in the Arcturus-Delaware certificate of incorporation or bylaws because the Delaware General Corporation Law (“DGCL”) would not permit such replication, and certain provisions were included in the Arcturus-Delaware certificate of incorporation and bylaws although they were not in the Arcturus-Israel articles of association because the DGCL requires such provisions to be included in the certificate of incorporation and bylaws of a Delaware corporation or to provide for related provisions customarily provided in respect of publicly-traded Delaware corporations), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Arcturus following the Redomiciliation. A description of the differences between Arcturus-Israel and the Company under their respective charter documents is contained in the Company’s Registration Statement on Form S-4 (File No. 333-230353) under the caption “Comparison of Rights of Israel Shareholders and Delaware Stockholders” and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 13, 2019, the Company adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees of the Company and its subsidiaries.

The foregoing description is qualified in its entirety by reference to the text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Code is available on the Company’s website at http://ir.arcturusrx.com/governance-highlights.

Item 8.01 Other Events.

Successor Issuer

In connection with the Redomiciliation and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor issuer to Arcturus Israel and has succeeded to the attributes of Arcturus-Israel as the registrant. The Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

The description of the Company’s common stock is set forth in the Company’s Registration Statement on Form S-4 (File No. 333-230353) under the caption “Description of Arcturus-Delaware Capital Stock” and is incorporated herein by reference.

Press Release

On June 13, 2019, the Company issued a press release entitled “Arcturus Therapeutics Announces Redomiciliation as a Delaware corporation. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Exchange Agreement, dated as of February 8, 2019, between the Company and Arcturus Israel, incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-230353), filed with the SEC on March 18, 2019.

3.1	Certificate of Incorporation (attached as Annex B to the proxy statement / prospectus which forms part of the Registration Statement Company’s Registration Statement on Form S-4 (File No. 333-230353) and is incorporated herein by reference).

3.2	Bylaws (attached as Annex C to the proxy statement / prospectus which forms part of the Registration Statement Company’s Registration Statement on Form S-4 (File No. 333-230353) and is incorporated herein by reference).

10.1	Employment Agreement, dated as of June 13, 2019, between the Company and Joseph Payne.

10.2	Employment Agreement, dated as of June 13, 2019, between the Company and Andy Sassine.

10.3	Employment Agreement, dated as of June 13, 2019, between the Company and Dr. Padmanabh Chivukula.

10.4	2019 Omnibus Equity Incentive Plan.

14.1	Code of Business Conduct and Ethics.

99.1	Press Release dated June 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.

Date: June 14, 2019

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer